UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

April 9, 2007

Date of Report (Date of earliest event reported)

BASIN WATER, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51991	20-4736881
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8731 Prestige Court Rancho Cucamonga, CA	91730
(Address of principal executive offices)	(Zip Code)

(909) 481-6800

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2007, the Board of Directors (the “Board”) of Basin Water, Inc. (“Basin Water”) acted by written consent to increase the Board to a total of seven directors and appoint two new directors to the Board to serve as Class III members of the Board, who were nominated by the Board’s Nominating and Governance Committee:

Roger S. Faubel, 58, established Faubel Public Affairs and has served as its President and CEO for the last 10 years. Prior to that, he served as the Director of Public Affairs for Southern California Edison until his retirement in 1997. He was re-elected in 2002 to the Santa Margarita Water District Board of Directors and is a founding board member of the Urban Water Institute. Mr. Faubel received his B.A. in English literature from the California State University, Fullerton.

Stephen A. Sharpe, 55, has been a consultant and capital markets advisor to many businesses as principal of NP Capital and Energy Partners, LLC since 2002. From 1996 to 2002, Mr. Sharpe was Vice President and Principal Financial Officer of Peter Kiewit Sons’, a construction and engineering company. Previously, he was Vice President of U.S. Generating Co., an energy company. Mr. Sharpe has over 15 years of Wall Street capital market experience with Shearson Lehman Brothers, Lloyds Plc, and Chemical Bank. Mr. Sharpe received his B.A. in Economics from Rhodes College and an MBA in finance from Emory University.

Pursuant to the consent of the Board described above, effective April 30, 2007, Mr. Faubel will replace Mr. Scott Katzmann as a member of the Compensation Committee and the Nominating and Governance Committee, and Mr. Sharpe will replace Mr. Katzmann as a member of the Audit Committee. In addition, as of April 30, 2007, Mr. Katzmann will no longer serve on any of the committees of the Board. The Board also determined that Mr. Sharpe is an “audit committee financial expert” as defined under the rules of the Securities and Exchange Commission. In connection with the appointment of Messrs. Faubel and Sharpe to the Board, Mr. Keith Solar was reappointed from Class III of the Board to Class I of the Board.

As non-employee directors of Basin Water, Messrs. Faubel and Sharpe are eligible to participate in Basin Water’s Amended and Restated Director Compensation Policy filed as Exhibit 10.3 to Basin Water’s Annual Report on Form 10-K for the year ended December 31, 2006 (the “Annual Report on Form 10-K”). Basin Water also executed indemnification agreements with each of Mr. Faubel and Mr. Sharpe, in the form of the indemnification agreement incorporated by reference as Exhibit 10.1 to the Annual Report on Form 10-K.

Neither Mr. Faubel nor Mr. Sharpe were nominated or appointed pursuant to any arrangement or understanding between him and any other person. There are no family relationships between either of them and any of Basin Water’s other directors or executive officers. There have been no related party transactions between Basin Water and either Mr. Faubel or Mr. Sharpe reportable under Item 404(a) of Regulation S-K.

A copy of Basin Water’s press release announcing the appointment of the new directors is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibits are furnished herewith:

Exhibit No.	Document
99.1	Press release issued by Basin Water, Inc. on April 13, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BASIN WATER, INC. (Registrant)

Date: April 13, 2007	BY:	/s/ Thomas C. Tekulve
Thomas C. Tekulve
Chief Financial Officer and Secretary

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